EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the inclusion in the Annual Report on Form 10-KSB as of December 31, 2003 of Mission Community Bancorp of our independent auditors’ report dated January 27, 2004, on our audit of the consolidated balance sheets of Mission Community Bancorp and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder’s equity and cash flows for the years then ended.

VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California

March 26, 2004